                                                                  Exhibit 4.18
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                       MASTER COLLATERAL AGENCY AGREEMENT

                                      among

                        NATIONAL CAR RENTAL SYSTEM, INC.,
                          as a grantor and as Servicer,

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
            as a grantor, as a Financing Source and as a Beneficiary

                    VARIOUS FINANCING SOURCES PARTIES HERETO,

                      VARIOUS BENEFICIARIES PARTIES HERETO,

                                       and

                                 CITIBANK, N.A.,
                    not in its individual capacity but solely
                           as Master Collateral Agent

                           Dated as of April 30, 1996


                               TABLE OF CONTENTS


Section                                                                    Page
-------                                                                    ----

                                   ARTICLE I

                              CERTAIN DEFINITIONS

1.1.     Certain Definitions .................................................3
1.2      Interpretation and Construction ....................................14

                                   ARTICLE II

                     MASTER COLLATERAL AGENT AS LIENHOLDER
                              FOR THE BENEFICIARIES

2.1.     Security Interest ..................................................14
2.2.     Designation of Beneficiaries .......................................17
2.3.     Redesignation of Beneficiaries .....................................18
2.4.     Servicer's Fleet Report ............................................19
2.5.     Master Collateral Account ..........................................19
2.6.     Certificates of Title ..............................................22
2.7.     Release of Collateral ..............................................22
2.8.     Power of Attorney ..................................................24


                                   ARTICLE III

                                  THE SERVICER

3.1.     Acceptance of Appointment...........................................24
3.2.     Servicer Functions .................................................24
3.3.     The Servicer Not to Resign .........................................25
3.4.     Servicing Rights of Master Collateral Agent ........................26
3.5.     Incumbency Certificate .............................................26


                                   ARTICLE IV

                          THE MASTER COLLATERAL AGENT

4.1.     Appointment.........................................................26
4.2.     Representations.....................................................29
4.3.     Exculpatory Provisions..............................................29
4.4.     Limitations on Duties of the Master Collateral
           Agent ............................................................30
4.5.     Resignation and Removal of Master Collateral
           Agent ............................................................33
4.6.     Status of Successors to Master Collateral
           Agent ............................................................34
4.7.     Merger of the Master Collateral Agent...............................34


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


Section                                                                    Page
-------                                                                    ----

4.8.     Compensation and Expenses...........................................35
4.9.     Stamp, Other Similar Taxes and Filing Fees..........................35
4.10.    Indemnification.....................................................35

                                    ARTICLE V

                                  MISCELLANEOUS

5.1.     Amendments, Supplements and Waivers.................................36
5.2.     Notices.............................................................37
5.3.     Headings ...........................................................37
5.4.     Severability .......................................................37
5.5.     Counterparts........................................................37
5.6.     Conflicts with Financing Documents; Reservation
           of Rights.........................................................37
5.7.     Binding Effect......................................................38
5.8.     Governing Law.......................................................38
5.9.     Effectiveness.......................................................38
5.10.    Termination of Beneficiary..........................................38
5.11.    Termination of this Agreement.......................................38
5.12.    Assignment by Financing Sources.....................................39
5.13.    NFC Related Documents; NFLP's Related
           Documents.........................................................39
5.14.    No Bankruptcy Petition Against Financing
           Sources...........................................................39
5.15.    Jurisdiction; Consent to Service of Process.........................39
5.16.    Waiver of Jury Trail................................................40
5.17.    Insurance Notification..............................................40



EXHIBITS

Exhibit A      Supplement
Exhibit B      Servicer's Fleet Report
Exhibit C      Certificate of Title Locations
Exhibit D      Power of Attorney


            AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT

     THIS AMENDED AND RESTATED MASTER COLLATERAL AGENCY AGREEMENT, dated as of April 30, 1996 (amending and restating the Master Collateral Agency Agreement dated as of June 7, 1995 (the "Original Agreement")) (as further amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), among NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), as servicer (in such capacity, the "Servicer") and as a grantor, NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a Delaware limited partnership ("NFLP"), as a grantor, THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the Noteholders under the NFLP Indenture referred to below (in such capacity, the "Trustee"), NATIONAL FLEET FUNDING CORPORATION, a Delaware corporation ("NFC"), GENERAL MOTORS CORPORATION, a Delaware corporation, in its capacity as Support Credit Enhancer ("GM"), CITIBANK, N.A., a national banking association ("Citi"), CREDIT SUISSE, a Swiss banking corporation acting through its New York branch ("Credit Suisse"; and together with NFLP, NFC, GM, Citi and any other party which from time to time executes a Supplement hereto as a Financing Source (which may include National) being herein called individually a "Financing Source" and collectively, the "Financing Sources"), CREDIT SUISSE, a Swiss banking corporation acting through its New York branch, as collateral agent under the NFC Collateral Agreement referred to below (in such capacity, the "NFC Agent" and together with the Trustee, GM, Citi, Credit Suisse and any other party which from time to time executes a Supplement hereto as a Beneficiary being herein called individually a "Beneficiary" and collectively, the "Beneficiaries"), and CITIBANK, N.A., not in its individual capacity but solely as master collateral agent for the Beneficiaries (in such capacity, the "Master Collateral Agent").

                                   BACKGROUND

     1. The parties to the Original Agreement (such term and all other capitalized terms used herein having the meanings assigned thereto in Section
1.1 hereof unless otherwise indicated) desire to amend and restate the Original Agreement in its entirety to provide for, among other things, the addition of NFLP as a grantor thereunder in connection with the extension of financing by NFLP to National and the acquisition of Vehicles by NFLP to be leased to National.

     2. National now owns, and will from time to time hereafter acquire or lease, certain Vehicles for use in its daily domestic rental operations. NFLP will from time to time acquire and lease to National, certain Vehicles for use in National's daily domestic rental operations.

     3. Pursuant to the Financing Documents executed by NFC, (i) NFC has made, and may from time to time hereafter make loans to National secured by, among other things, Vehicles and related rights, and (ii) NFC has assigned to the NFC Agent all such loans and related security.

     4. Pursuant to the Financing Documents executed by NFLP, (i) NFLP may from time to time extend financing to National secured by, among other things, Vehicles and related rights, and (ii) NFLP has assigned to the Trustee all such obligations of National and related security.

     5. Pursuant to the Financing Documents executed by NFLP, (i) NFLP may from time to time acquire vehicles and lease such Vehicles to National, and (ii) NFLP is assigning such lease and granting a security interest in the Vehicles acquired by it and related security to the Master Collateral Agent hereunder for the benefit of the Trustee.

     6. Pursuant to that certain Supplement to Master Collateral Agency Agreement dated as of June 7, 1995, each of Citi and Credit Suisse was designated as a Financing Source and a Beneficiary under the Original Agreement to secure payment of National's obligations from time to time owing to Citi and Credit Suisse under the B Support Letter of Credit Reimbursement Agreement, dated as of June 7, 1995, among National, NFC, Citi and Credit Suisse.

     7. (a) Pursuant to that certain Supplement to Master Collateral Agency Agreement dated as of June 7, 1995, GM was designated as a Financing Source and a Beneficiary under the Original Agreement to secure payment of National's obligations from time to time owing to GM under the A Support Reimbursement Agreement, dated as of June 7, 1995, among National, NFC and GM.

     (b) Pursuant to section 2.2 of this Agreement, GM is being designated as a Financing Source and Beneficiary under this Agreement to secure payment of National's obligations from time to time owing to GM under the Support Reimbursement Agreement, dated as of April 30, 1996, between National and GM.

     8. Each of National and NFLP may from time to time obtain financing with respect to Vehicles acquired by it or obtain credit enhancement to support such financing from other Persons (which Persons providing financing to National will include NFLP) which are or shall hereafter become parties hereto as Financing Sources or shall hereafter be named as Beneficiaries with respect to a Financing Source.

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

     9. Citibank, N.A. has agreed to act as Master Collateral Agent, and in its capacity as Master Collateral Agent to be named as the lienholder on the Certificates of Title for the Vehicles, for the benefit of the Beneficiaries from time to time.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in another section hereof or in any other agreement as indicated. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions List attached as Schedule 1 to the Base Indenture as in effect on the date hereof and as such Schedule 1 may be amended, supplemented or modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

     "Affiliate" means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing.

     "Assignment Agreement" means the agreement with respect to each Manufacturer and its Manufacturer Program, entered into or to be entered into among NFLP and/or National, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by such Manufacturer, assigning to the Master Collateral Agent certain of NFLP's and/or National's right, title and interest in such Manufacturer's Manufacturer Program as it relates to Vehicles purchased from such Manufacturer.

     "Base Indenture" shall mean the Base Indenture, dated as of April 30, 1996, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, between NFLP and The Bank of New York, as Trustee.

     "Beneficiary" has the meaning set forth in the preamble.

     "'Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Minneapolis, Minnesota and in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

     "Capitalized Cost" means, with respect to each Vehicle, the price paid for such Vehicle by National or NFLP, as applicable, to the dealer or Manufacturer selling such Vehicle, as more specifically defined in the Financing Documents related to a Financing Source.

     "Certificate of Title" means, with respect to each Vehicle, the certificate of title applicable to that Vehicle duly issued in accordance with the certificate of title act or statute covering that Vehicle.

     "Chrysler" means Chrysler Corporation, a Delaware corporation.

     "Corporate Trust Office" means the principal corporate trust office of the Master Collateral Agent, located at 120 Wall Street, 13th Floor, New York, New York, Attn: Structured Finance Group, or at such other address as the Master Collateral Agent may designate from time to time by notice to National.

     "Default" means any event of default or amortization event or any default or any event, act or condition which with the lapse of time or notice or both would become an event of default or amortization event (other than any scheduled amortization event) under any of the Financing Documents.

     "Depositary Agreement" means the Depositary Agreement, dated as of June 7, 1995, between NFC and Citibank, N.A., as depositary, as the same may be amended, supplemented or modified from time to time.

     "Depreciation Charge" means with respect to any Vehicle which is a Related Vehicle of a Beneficiary, Depreciation Charge as defined in the Financing Documents related to such Beneficiary, and if Depreciation Charge is not defined in such Financing Documents, "Depreciation Charge" means, with respect to any Vehicle covered by a Repurchase Program, the scheduled daily depreciation charge set forth by the Manufacturer in its Repurchase Program for such Vehicle calculated as set forth in such Repurchase Program.

     "Designated Vehicle" means a Vehicle owned by NFLP or National with respect to which the Servicer, National or NFLP has notified the Master Collateral Agent in writing that such Vehicle has been designated to be exchanged for one or more Replacement

Vehicles or released for exchange pursuant to an Exchange Agreement.

     "Duff & Phelps" means Duff & Phelps Credit Rating Co.

     "Eligible Investments" means

          (a)  Government Obligations;

          (b) Participation certificates (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) and senior debt obligations of the Federal Home Loan Mortgage Corporation, consolidated system wide bonds and notes of the Farm Credit System, senior debt obligations and mortgage-backed securities (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) of the Federal National Mortgage Association which, in the case of mortgage-backed securities, are rated at least AA by S&P and Aa by Moody's (and, if any securities issued by, or indebtedness of, a Financing Source is then rated by Duff & Phelps and Duff & Phelps rates such mortgage-backed securities, are rated at least AA by Duff & Phelps), senior debt obligations (excluding securities that have no fixed value and/or whose terms do not promise a fixed dollar amount at maturity or call date) of the Student Loan Marketing Association and debt obligations of the Resolution Funding Corp. (collectively, "Agency Obligations");

          (c) Direct obligations of any state of the United States of America or any subdivision or agency thereof whose short-term unsecured general obligation debt has ratings from Standard & Poor's of at least A-1 and Moody's of at least P-1 (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment) or any obligation that has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment), and which is fully and unconditionally guaranteed by any state, subdivision or agency whose short-term, unsecured general obligation debt has ratings from Standard & Poor's and Moody's at least equivalent to A-l and P-1, respectively (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source is then rated by Duff & Phelps and Duff & Phelps rates such investment);

          (d) Commercial paper maturing in not more that three hundred sixty-five (365) days and having ratings from Standard & Poor's and Moody's at least equivalent to A-1 and P-1, respectively (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment);

          (e) Deposits, federal funds or bankers acceptances (maturing in not more that three hundred sixty-five (365) days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided that the Master Collateral Agent shall have received a legal opinion or opinions to the effect that full timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank), which:

               (i) has an unsecured, uninsured and unguaranteed obligation which has ratings from Standard & Poor's and Moody's at least equivalent to A-1 and P-1, respectively (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment), or

               (ii) is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in (i) above;

          (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $100 million, provided such deposits are fully insured by the FDIC, the Banking Insurance Fund or the Savings Association Insurance Fund;

          (g) Investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act and is rated at least the equivalent of AAm or AAm-G by Standard & Poor's and P-1 by Moody's (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment);

          (h) Repurchase agreements with any institution having short-term, unsecured debt rated at least the equivalent of A-1 by Standard & Poor's and P-1 by Moody's (and at least D-1 from Duff & Phelps, if any securities issued by or indebtedness of a Financing Source are then rated by Duff & Phelps and Duff & Phelps rates such investment); and

          (i) Other investment instruments approved in writing by the Majority Beneficiaries and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000 and with respect to which the Master Collateral Agent shall have received written confirmation of the Rating Agencies that inclusion of any such investment instrument as an Eligible Investment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies.

     "Eligible Vehicle" means, with respect to each Financing Source, a Vehicle meeting the requirements for financing under the Financing Documents with respect to such Financing Source.

     "Exchange Agreement" means an agreement among NFLP, National and the Qualified Intermediary which provides for the assignment by NFLP or National to the Qualified Intermediary of (i) Exchanged Vehicles, (ii) all Exchanged Vehicle Repurchase Rights, (iii) all right, title and interest of NFLP or National in, to and under any contracts for the sale of any Exchanged Vehicle and (iv) all right, title and interest of NFLP in, to and under any contracts for the purchase of Replacement Vehicles; provided that any such Exchange Agreement covering Vehicles financed under any Financing Documents will not become effective with respect to Vehicles financed under such Financing Documents until NFLP and National obtain (i) from each Rating Agency written confirmation that entry into such Exchange Agreement will not result in the reduction or withdrawal of the then current rating of any outstanding securities or indebtedness issued by a Financing Source and (ii) opinions of counsel with respect to perfection, priority and non-consolidation in substantially the same form as those delivered as of the Closing Date.

     "Exchanged Vehicle" means a Designated Vehicle that (i) (a) if subject to a Repurchase Program, has been accepted for repurchase by the Manufacturer under the related Repurchase Program or (b) if not subject to a Repurchase Program, has been sold to a third party, (ii) (a) with respect to which NFLP or National has received or concurrently receives delivery of one or more Replacement Vehicles with an aggregate Net Book Value equal to or greater than the Termination Value of such Designated Vehicle or (b) with respect to which the release of the lien of the Master Collateral Agent thereon would not cause an Asset Amount Deficiency to exist and (iii) with respect to which the Lien of the Master Collateral Agent has been released in accordance with Section 2.7 of this Agreement; provided that until the NFC Agent provides written notice to the contrary to the Master Collateral Agent, no Vehicle that is a Related Vehicle with respect to NFC shall be an Exchanged Vehicle.

     "Exchanged Vehicle Insurance Proceeds" means, with respect to each Exchanged Vehicle, all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any Exchanged Vehicle.

     "Exchanged Vehicle Repurchase Rights" means, with respect to each Exchanged Vehicle that is subject to a Repurchase Program, all right, title and interest of NFLP or National in, to and under each Repurchase Program associated with any Exchanged Vehicles, to the extent such right, title and interest relates to such Exchanged Vehicles, including any amendments thereof and all monies due and to become due in respect of such Exchanged Vehicle under or in connection with such Repurchase Program, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder.

     "Excluded Payments" means the following amounts payable to National or NFLP pursuant to the Repurchase Programs: (i) all incentive payments payable to National or NFLP in respect of purchases of Vehicles under the Repurchase Programs (but not any amounts payable to National or NFLP by a Manufacturer as an incentive for selling Program Vehicles outside of the related Repurchase Program), (ii) all amounts payable to National or NFLP as compensation for the preparation by National or NFLP of newly delivered vehicles under the Repurchase Programs, (iii) all amounts payable to National or NFLP in reimbursement for warranty work performed by National or NFLP on the vehicles under the Repurchase Programs and (iv) all amounts payable to National under Section 6.11 of the Asset Purchase Agreement, dated as of April 4, 1995 among GM, Old National and National.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financing Documents" means any and all agreements, instruments and contracts evidencing or related to any financing arrangement between National and/or NFLP and a Financing Source providing for the making of loans to National or NFLP, the purchase of assets, or undivided interests therein, from National or NFLP, the lease to National of Vehicles, any other arrangement providing for the financing of the Vehicles, except any agreement to provide financing to a Qualified Intermediary and all agreements, indentures, instruments and contracts pursuant to which any Financing Source grants an interest in any portion of the Master Collateral to a Beneficiary, in any such case, as such agreements, indentures, instruments and contracts may be amended, supplemented, extended or otherwise modified from time to time.

     "Financing Source" has the meaning set forth in the preamble.

     "Fleet Report" means the monthly report substantially in the form of Exhibit B hereto required to be delivered by the Servicer to the Master Collateral Agent pursuant to Section 2.4 hereof.

     "GM" means General Motors Corporation, a Delaware corporation.

     "GM Guaranty" means the guaranty issued by GM to National, dated as of June 7, 1995, guaranteeing the obligations of Old National under the Vehicle Title Nominee Agreement.

     "Government Obligations" means direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the United States of America and U.S. Treasury REFCORPS.

     "Guaranteed Depreciation Program" means a guaranteed depreciation program pursuant to which a Manufacturer has agreed with National or NFLP to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold at Auction by an auction dealer, (b) cause the proceeds of any such sale to be paid to National or NFLP, (or NFLP's Qualified Intermediary) as applicable, by such auction dealer within seven days of such sale and (c) pay to National or NFLP, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated as of the Disposition Date in accordance with the provisions of such guaranteed depreciation program over the amount paid to National or NFLP, as applicable, by an auction dealer pursuant to clause (b) above.

     "Guaranteed Payment" means the amount payable by a Manufacturer under a Guaranteed Depreciation Program in respect of any particular vehicle.

     "Incumbency Certificate" has the meaning set forth in Section 3.5.

     "Initial Vehicles" means the Vehicles financed by National under the NFC Financing Documents on June 9, 1995.

     "Intercreditor Agreement" means the Intercreditor and Subordination Agreement dated as of June 7, 1995 among National, certain subordinated creditors listed on Schedule A thereto and certain senior creditors listed on Schedule B thereto, as the same may be amended, supplemented, modified or waived from time to time.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Investment Letter" has the meaning set forth in Section 2.5(f) hereof.

     "Lien" means, when used with respect to any Person, any interest in any real or personal property, asset or other right held, owned or being purchased or acquired by such Person which secures payment or performance of any obligation, and shall include any mortgage, lien, pledge, encumbrance, charge, retained security title of a conditional vendor or lessor, or other security interest of any kind, whether arising under a security agreement, mortgage, lease, deed of trust, chattel mortgage, assignment, pledge, retention or security title, financing or similar statement, or notice or arising as a matter of law, judicial process or otherwise.

     "Liquidity Agreement" means the Liquidity Agreement, dated as of June 7, 1995, among NFC, the financial institutions on the signature pages thereof, and Citibank, N.A., as liquidity agent for such financial institutions, as the same may be amended, extended, supplemented or modified from time to time.

     "Majority Beneficiaries" means, at any time, Beneficiaries (other than National, if applicable) that hold or represent or act on behalf of Financing Sources (other than National, if applicable) that hold (including by way of pledge or assignment) more than 66-2/3% of the outstanding principal amount of indebtedness of National or NFLP under the Financing Documents at such time (excluding any such indebtedness held by National or NFLP).

     "Manufacturer" means a manufacturer of passenger automobiles and/or light trucks.

     "Master Collateral" has the meaning set forth in Section 2.1

     "Master Collateral Account" has the meaning set forth in Section 2.5.

     "Master Collateral Agent" has the meaning set forth in the preamble, and includes any successor to Citibank, N.A. in its capacity as Master Collateral Agent.

     "Moody's" means Moody's Investors Services, Inc.

     "National Master Collateral" has the meaning set forth in Section 2.1(a).

     "Net Book Value" means, at any time with respect to each Related Vehicle, such Vehicles Capitalized Cost minus the aggregate Depreciation Charges, if any, accrued for such Vehicle through the last day of the Related Month and/or as more specifically calculated in accordance with the Financing Documents for the related Financing Source.

     "NFC" has the meaning set forth in the preamble.

     "NFC Agent" has the meaning set forth in the preamble.

     "NFC Collateral Agreement" means the Collateral Agreement dated as of June 7, 1995, among NFC, GM, as A support credit enhancer, Citibank, N.A., as agent for the financial institutions party to the Liquidity Agreement, as depositary under the Depositary Agreement, as placement agent and as a B support credit enhancer, Credit Suisse, as a B support credit enhancer, the NFC Agent and CS First Boston Corporation, as dealer, as the same may be amended, supplemented or modified from time to time.

     "NFC Loan Agreement" means the Loan Agreement, dated as of June 7, 1995, between NFC and National, as the same may be amended, supplemented or modified from time to time.

     "NFLP" has the meaning set forth in the preamble.

     "NFLP Indenture" means the Base Indenture, dated as of April 30, 1996, between NFLP and the Trustee, incorporating each of the Series Supplements thereto executed and delivered from time to time, as such Base Indenture or Series Supplements may be amended, supplemented or modified from time to time.

     "NFLP Master Collateral" has the meaning set forth in Section 2.1(b).

     "Officer's Certificate" means, with respect to any Person, a certificate executed by the President, any Vice President, the Secretary, the Treasurer, the general partner or any other person designated as an authorized officer by the board of directors of such Person.

     "Old National" means National Car Rental System, Inc., a wholly-owned subsidiary of GM, as seller under that certain Asset Purchase Agreement, dated as of April 4, 1995, among Old National, NCR Acquisition Corp., as buyer, and GM.

     "Original Agreement" has the meaning set forth in the preamble.

     "Person" means an individual, partnership, corporation, trust or unincorporated organization, or government or agency or political subdivision thereof.

     "Pro rata" means, at any time as to any interest or amount with respect to any Beneficiary, a fraction the numerator of which is the then aggregate indebtedness and other obligations of each of National and NFLP, as applicable, then owing to the Financing Source relating to such Beneficiary and the denominator of which is the then aggregate indebtedness and other obligations of each of National and NFLP, as applicable, then owing to all Financing Sources; provided, however, that if a Beneficiary must return any amount paid with respect to such obligations for any reason, such returned amounts shall be reinstated as obligations for purposes of the foregoing calculation.

     "Qualified Institution" means a depositary institution or trust company (which may include the Master Collateral Agent) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has a short-term debt rating of at least A-1 by S&P and P-1 by Moody' s.

     "Qualified Intermediary" means a party designated in an Exchange Agreement as an intermediary for exchanges of Vehicles by NFLP or National pursuant to such Exchange Agreement.

     "Rating Agencies" means any rating agency, to the extent such agency, at the request of National or NFLP pursuant to the applicable Financing Documents, is then rating the outstanding securities or indebtedness of any Financing Source.

     "Related Master Collateral" has the meaning set forth in Section 2.2.

     "Related Month" means, with respect to any date, the most recently ended calendar month.

     "Related Vehicles" has the meaning set forth in Section 2.2.

     "Replacement Vehicle" means an Eligible Vehicle (i) which is owned by NFLP or National, (ii) with respect to which the Master Collateral Agent is noted as the first lienholder on the Certificate of Title therefor, (iii) which is subject to no Liens other than the Lien of the Master Collateral Agent and (iv) which (a) has been acquired pursuant to an Exchange Agreement as a Replacement Vehicle for a Designated Vehicle or Designated Vehicles (b)(1) has a Net Book Value equal to or greater than the aggregate Termination Value of the Designated Vehicles or Vehicles which it replaces or (2) has a Net Book Value when aggregated with the Net Book Value of one or more other Replacement Vehicles tendered in exchange for a Designated Vehicle equal to or greater than the Termination Value for such Designated Vehicle and (c) has been designated on the Servicer's computer system as a Related Vehicle with respect to the Beneficiary to which the related Designated Vehicle or Designated Vehicles are designated.

     "Repurchase Period" means, with respect to any Vehicle covered by a Repurchase Program, the period during which such Vehicle may be turned in to the Manufacturer thereof for repurchase pursuant to the applicable Repurchase Program.

     "Repurchase Program" means a (i) program pursuant to which a Manufacturer has agreed with National or NFLP to repurchase Vehicles manufactured by it or one of its Affiliates during the specified Repurchase Period or (ii) a guaranteed depreciation program pursuant to which a Manufacturer has agreed with National or NFLP to (a) cause Vehicles manufactured by it or one of its Affiliates that are turned back during the specified Repurchase Period to be sold by an auction dealer, (b) cause the proceeds of any such sale to be paid to National or NFLP (or NFLP's Qualified Intermediary) , as applicable, by such auction dealer within seven days of such sale and (c) pay to National or NFLP, as applicable, the excess, if any, of the guaranteed payment amount with respect to any such Vehicle calculated in accordance with the provisions of such guaranteed depreciation program over the amount paid to National or NFLP, as the case may be, by an auction dealer pursuant to clause (b) above.

     "Series Supplement" means a supplement to the Base Indenture complying (to the extent applicable) with the terms of Section 2.3 or Article 11 of the Base Indenture.

     "Servicer" has the meaning set forth in the preamble.

     "Standard & Poor's" means Standard & Poor's Structured Ratings Group.

     "Supplement" means a supplement to this Agreement, substantially in the form of Exhibit A hereto.

     "Termination Value" means, with respect to any Vehicle, as of any date, an amount equal to (i) the Capitalized Cost of such Vehicle minus (ii) unless otherwise deducted in the calculation of "Capitalized Cost", all Depreciation Charges for such Vehicle accrued prior to such date.

     "Trustee" means, initially, The Bank of New York, as trustee under the NFLP Indenture, or any successor trustee thereunder.

     "Uniform Commercial Code" or "UCC" means, with respect to a particular jurisdiction, the Uniform Commercial Code, as in effect from time to time in such jurisdiction, or any successor statute thereto.

     "Vehicle" means each passenger automobile or light truck owned by National or NFLP and purchased, financed or refinanced by National or NFLP with proceeds obtained from a Financing Source including each Initial Vehicle (or otherwise evidenced by a Certificate of Title showing the Master Collateral Agent as lienholder), together with any replacement parts and repairs thereto.

     "Vehicle Title Nominee Agreement" means the Vehicle Title Nominee Agreement, dated as of June 7, 1995, between Old National and National.

     SECTION 1.2. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, to the singular include the plural and to the part include the whole. The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Sections and other headings contained in this Agreement are for reference purposes only and shall not control or effect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.

                                   ARTICLE II

                      MASTER COLLATERAL AGENT AS LIENHOLDER
                              FOR THE BENEFICIARIES

     SECTION 2.1. Security Interest.

     (a) Grant by National. As security for the payment of the respective obligations from time to time owing by National to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, National hereby (i) confirms its grant, pledge and assignment pursuant to the Original Agreement and (ii) to the extent not covered under clause (i), hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), of a continuing, first priority Lien on all right, title and interest of National in, to and under the following, whether existing or acquired as of June 7, 1995 or thereafter (the "National Master Collateral"):

          (i) all Vehicles owned by National and all Certificates of Title with respect thereto;

          (ii) the Master Collateral Account and all funds from time to time deposited or held therein;

          (iii) all investments of funds on deposit in the Master Collateral Account, and all certificates, instruments and documents related to such investments;

          (iv) each Repurchase Program (other than Excluded Payments) associated with the Vehicles owned by National to the extent such right, title and interest relates to such Vehicles, including any amendments thereof and all monies due and to become due in respect of such Vehicles under or in connection with each such Repurchase Program whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

          (v)  the Vehicle Title Nominee Agreement;

          (vi) the GM Guaranty;

          (vii) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles owned by National; and

          (viii) any and all products and proceeds of any of the foregoing; provided that in no event shall any of the foregoing include any right, title or interest in the Fleet Finance Agreement or the NFLP Fleet Finance Agreement and payments made thereunder.

Notwithstanding anything to the contrary contained in this Master Collateral Agency Agreement, the pledge and security interest granted by National hereunder is an extension of the pledge and security interest granted under the Original Agreement.

     (b) Grant by NFLP. As security for the payment of the respective obligations from time to time owing by NFLP to each Financing Source (or any Beneficiary as assignee thereof) under the related Financing Documents, NFLP hereby grants, pledges and assigns to the Master Collateral Agent for the benefit of the Beneficiaries (to the extent set forth in Sections 2.2 and 2.3), a continuing, first priority Lien on all NFLP's right, title and interest in, to and under the following, whether now or hereafter existing or acquired (the "NFLP Master Collateral" and together with the National Master Collateral, the "Master Collateral"):

          (i) all Vehicles owned by NFLP and all Certificates of Title with respect thereto;

          (ii) the Master Collateral Account and all funds from time to time deposited or held therein;

          (iii) all investments of funds on deposit in the Master Collateral Account, and all certificates, instruments and documents related to such investments;

          (iv) each Repurchase Program associated with the Vehicles owned by NFLP to the extent such right, title and interest relates to such Vehicles, including any amendments thereof and all monies due and to become due in respect of such Vehicles under or in connection with each such Repurchase Program (other than Excluded Payments) whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Program or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

          (v) all payments under insurance policies (whether or not the Master Collateral Agent is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles owned by NFLP; and

          (vi) all right, title and interest of NFLP in, to and under the Vehicle Title Nominee Agreement;

          (vii) all right, title and interest of NFLP in, to and under the GM Guaranty;

          (viii) any and all products and proceeds of any of the foregoing; provided that in no event shall any of the foregoing include any right, title or interest in the Fleet Finance Agreement or the NFLP Fleet Finance Agreement and payments made thereunder.

Each of National, NFLP, each Financing Source and each Beneficiary hereby authorizes the Master Collateral Agent to be named as the first lienholder on the Certificates of Title for the Vehicles (other than the Initial Vehicles), in a representative capacity, as Master Collateral Agent for the Beneficiaries. The Master Collateral Agent agrees that all of its right, title and interest in and to the Master Collateral shall be solely for the respective benefit of each Beneficiary.

     Each Financing Source and each Beneficiary hereby directs the Master Collateral Agent to execute and deliver as of the date set forth therein in its capacity as Master Collateral Agent hereunder each Assignment Agreement hereafter entered into by National or NFLP.

     SECTION 2.2. Designation of Beneficiaries. Each of the NFC Agent, the Trustee, GM, Citi, Credit Suisse and any party which from time to time executes a Supplement as a beneficiary is hereby designated as the Beneficiary with respect to the Vehicles designated on the Servicer's computer system as Vehicles acquired by or financed with the proceeds advanced by the related Financing Source or as otherwise provided in a Supplement with respect to such Beneficiary ("Related Vehicles") and the other Master Collateral related thereto (the "Related Master Collateral"). The designation of Related Vehicles with respect to each Beneficiary on the Servicer's computer system shall be considered prima facie evidence of such Beneficiary's rights with respect to such Related Vehicles and the Related Master Collateral. If at any time a Beneficiary reasonably believes that such designation by the Servicer is incorrect, it may dispute such designation by delivering a written notice to the Master Collateral Agent setting forth its claim as to the correct designation of its Related Vehicles (each a "Redesignation"). The Master Collateral Agent shall, promptly upon receipt of such notice, distribute a copy thereof to National, NFLP, each Financing Source and each Beneficiary (other than the Beneficiary disputing the Servicer's designation of Related Vehicles). Each such Financing Source and Beneficiary shall, within 10 Business Days of receipt of such notice from the Master Collateral Agent, notify the Master Collateral Agent in writing as to whether it consents to the disputing Beneficiary's Redesignation. If the Master Collateral Agent receives written notice from each such Beneficiary and Financing Source containing its consent to the disputing Beneficiary's Redesignation within the period set forth above, it shall promptly notify the Servicer and the Servicer shall effect such Redesignation. Each Beneficiary shall be entitled to the benefits of this Agreement only with respect to its Related Vehicles and Related Master Collateral. No Beneficiary shall have any interest in (i) any Vehicle which is not a Related Vehicle as to such Beneficiary, or (ii) any funds in the Master Collateral Account that are proceeds of any Vehicle which is not a Related Vehicle as to such Beneficiary,
(iii) rights under any Repurchase Program with respect to any Vehicle which is not a Related Vehicle as to such Beneficiary or

(iv) any other Master Collateral which is not Related Master Collateral as to such Beneficiary, in each case regardless of the time, order, manner or nature of attachment or perfection of security interests in Vehicles (including the giving of or failure to give any purchase money security interest or other notice, or the order of filing financing statements), or any provision of the Uniform Commercial Code, the federal Bankruptcy Code, or other applicable law.

     SECTION 2.3. Redesignation of Beneficiaries. Each of National and NFLP may, from time to time (i) finance additional Vehicles with proceeds from a Financing Source, and/or (ii) refinance Vehicles then owned by it and financed by a Financing Source with proceeds from a different Financing Source. In connection therewith, the Servicer shall designate on its computer system the Financing Source the proceeds of which are used to finance or refinance such Vehicles, and, upon repayment of the Financing Source in the case of refinanced Vehicles
(x) such Vehicles shall automatically constitute Related Vehicles of the Beneficiary related to such Financing Source, and (y) in the case of a refinancing, such Vehicles shall cease to be Related Vehicles of the Beneficiary related to the previous Financing Source. Notwithstanding the foregoing, in connection with a refinancing the right of the Servicer to designate Vehicles that will cease to be Related Vehicles with respect to a Beneficiary, shall be subject to the conditions that immediately after giving effect to such designation:

          (a) no Default shall exist under the Financing Documents related to such Beneficiary (provided, however, that the Servicer shall have the right to make such designation for the purpose of curing such Default); and

          (b) such Beneficiary shall have designated to it Related Vehicles with a collateral value (as determined under the Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to support the outstanding loans or securities issued under such Financing Documents.

Each designation or redesignation by the Servicer shall automatically constitute a representation and warranty for the benefit of such Beneficiary that the conditions in Sections 2.3(a) and 2.3(b) have been met and that all Related Vehicles of a Beneficiary meet the eligibility criteria set forth in the relevant Financing Documents and that, in the case of refinanced Vehicles, the loans or securities of the original Financing Source with respect to such refinanced Vehicles have been repaid. Such Vehicles shall be redesignated at their Net Book Value calculated in accordance with the Financing Documents relating to the Financing Source with respect to the applicable Beneficiary. Except as provided in Section 2.5(c), no Beneficiary shall have any interest in any Vehicle or other Master Collateral for which it is no longer designated as the Beneficiary, it being understood that, subject to the satisfaction of the conditions set forth in Sections 2.3(a) and 2.3(b) and repayment of the loans or securities of the original Financing Source with respect to refinanced Vehicles, any such redesignation shall automatically constitute a release by such Beneficiary of any interest therein.

     SECTION 2.4. Servicer's Fleet Report. Within 20 days after the end of each calendar month, the Servicer shall furnish to the Master Collateral Agent a report (which may be on diskette, magnetic tape or other electronic medium acceptable to the Master Collateral Agent) substantially in the form of Exhibit B ("Fleet Report") showing for each Beneficiary as of the last day of such calendar month and after giving effect to the most recent redesignation of Vehicles (i) the Related Vehicles designated to such Beneficiary identified by the vehicle identification numbers with respect to such Related Vehicles, (ii) whether such Related Vehicles are owned by National or NFLP and (iii) the Capitalized Cost and Net Book Value of such Related Vehicles (calculated in accordance with the Financing Documents relating to the applicable Financing Source). The Master Collateral Agent shall make the Fleet Report available for inspection by any Beneficiary at the Corporate Trust Office, during normal business hours, upon such Beneficiary's written request.

     SECTION 2.5. Master Collateral Account. (a) The Master Collateral Agent shall establish and maintain in the name of Master Collateral Agent for the benefit of the Beneficiaries, or cause to be established and maintained, an account (the "Master Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the respective benefit of each Beneficiary. The Master Collateral Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers so long as such institution has a credit rating for its unsecured long-term debt not lower than Baa3 by Moody's and not lower than investment grade by Standard & Poor's. If the Master Collateral Account is not maintained in accordance with the previous sentence, then within 10 Business Days of obtaining knowledge of such fact, the Master Collateral Agent shall establish a new Master Collateral Account which complies with such sentence and transfer into the new Master Collateral Account all funds from the non-qualifying Master Collateral Account. Initially, the Master Collateral Account will be established with the Master Collateral Agent.

     (b) National or NFLP may enter into an Exchange Agreement with respect to Vehicles owned by each of them respectively, an interest in which has been pledged hereunder; provided that the conditions to effectiveness of any such Exchange Agreement with respect to such Vehicles specified in the definition thereof shall have been satisfied. National or NFLP may designate certain Vehicles as Designated Vehicles to be exchanged, pursuant to an Exchange Agreement, for one or more Replacement Vehicles. Upon receiving either (i) the required Replacement Vehicle or Replacement Vehicles as Master Collateral and confirming their compliance with the requirements set forth in the definition of "Replacement Vehicle" by receipt of Vehicle Orders and a Vehicle Acquisition Schedule covering such Replacement Vehicle or Vehicles, or (ii) written confirmation from the Servicer, dated not more than seven days prior to the requested release date, to the effect that the release of the Master Collateral Agent's Lien on such Designated Vehicle and on any Exchanged Vehicle Repurchase Rights and sales proceeds with respect thereto will not result in the Required Asset Amount (calculated on such date) exceeding the Aggregate Asset Amount (calculated on such date, giving effect to all increases in the Ineligible Asset Amount through such date), the Master Collateral Agent shall release its Lien on the related Designated Vehicle in accordance with Section 2.7 hereof, and such Designated Vehicle shall become an Exchanged Vehicle. All proceeds related to Exchanged Vehicles, whether sale proceeds, amounts due under a Repurchase Program, or payments from Manufacturers in respect of turned-back Exchange Vehicles sold at Auction shall no longer be part of the Master Collateral and shall not be required to be deposited into the Master Collateral Account.

     (c) The Servicer and NFLP, as applicable, shall cause payments (i) representing amounts payable under Repurchase Programs (including Guaranteed Payments, but not including other proceeds from sales of Program Vehicles at Auction or amounts payable by Manufacturers under a Repurchase Program with respect to Exchanged Vehicles) and (ii) relating to the other Master Collateral (other than sale proceeds from sales of Vehicles other than to or through a Manufacturer under its Repurchase Program, insurance proceeds and warranty payments with respect to Vehicles and any amounts payable with respect to Exchanged Vehicles) to be made directly to the Master Collateral Agent for deposit into the Master Collateral Account; provided that in the event any Exchange Agreement is entered into by NFLP and National, a Manufacturer may cause payments representing amounts payable under Manufacturer Programs (including Guaranteed Payments) to be deposited into a Master Deposit Account for further allocation and deposit to (a) the applicable Exchange Account with respect to such payments relating to Exchanged Vehicles and (b) to the Master Collateral Account with respect to all other such payments. Within two Business Days of receipt thereof in available funds, National or NFLP will deposit into the Master Collateral Account proceeds received by National or NFLP from (i) sales of Vehicles other than to or through a Manufacturer under its Repurchase Program, (ii) sales of Vehicles at Auction, and (iii) insurance proceeds and warranty payments received by National or NFLP during the continuance of a default or amortization event with respect to any Financing Source under its Financing Documents. Each of National and NFLP will designate the Master Collateral Agent as loss payee on its physical damage and comprehensive insurance policies on the Vehicles. The Master Collateral Agent shall promptly notify the Servicer when funds are deposited in the Master Collateral Account and promptly thereafter, but in no event more than seven days after the receipt of funds by National or any Financing Source or receipt of such notice from the Master Collateral Agent, as the case may be, the Servicer shall instruct the Master Collateral Agent in writing (upon which instruction the Master Collateral Agent is entitled to conclusively rely) as to (i) the amount thereof which represents payments arising from the Related Vehicles and Related Master Collateral of each Beneficiary and (ii) upon the occurrence and during the continuance of a Default and as needed under clauses (c) and (d) below, the dollar amount thereof that is derived from the National Master Collateral and the NFLP Master Collateral, respectively. The Master Collateral Agent shall promptly after receipt of instructions from the Servicer (upon which instructions the Master Collateral Agent may conclusively rely), distribute or cause to be distributed to each Beneficiary the funds in the Master Collateral Account representing payments arising from the Related Vehicles and Related Master Collateral of such Beneficiary to an account previously specified in writing by such Beneficiary to the Master Collateral Agent, provided, however, that the Servicer shall not direct the Master Collateral Agent to so remit an amount in respect of National Master Collateral or NFLP Master Collateral, as the case may be, that would exceed the amount required to pay all amounts owing to such Beneficiary or to the Financing Source related to such Beneficiary by National and NFLP, respectively.

     (d) At such time as no further distributions from National or NFLP (as applicable) to a Financing Source, pursuant to the Financing Documents, are required or will be required to be made to a Beneficiary pursuant to Section 2.5(b), all remaining funds allocated to such Beneficiary in the Master Collateral Account shall be distributed to National or NFLP, as their interests appear upon the written direction of the Servicer.

     (e) If at any time the Master Collateral Agent or the Servicer shall receive any funds to which it is not entitled pursuant to the provisions of this Agreement, the Servicer shall so advise the Master Collateral Agent (upon which advice the Master Collateral Agent may conclusively rely) and the Master

Collateral Agent or the Servicer, as the case may be, shall forthwith take reasonable steps to ensure that such funds are remitted to the Person so entitled thereto, such remittance to be made promptly after determination thereof.

     (f) The Servicer may instruct (upon which instruction the Master Collateral Agent may conclusively rely) the Master Collateral Agent to invest funds on deposit in the Master Collateral Account in Eligible Investments. Such investment instructions may be given by any employee of the Servicer as to whom a National Agent has notified the Master Collateral Agent in writing that such employee is authorized to deliver such instructions. If the Master Collateral Agent does not receive instructions from the Servicer prior to 11:00 a.m. on any day as to the distribution or investment of any funds in the Master Collateral Account then the Master Collateral Agent shall invest such funds in Eligible Investments set forth in a letter (the "Investment Letter") previously delivered by the Servicer to the Master Collateral Agent. All such investments shall be redeemable or mature on the next Business Day. The Master Collateral Agent shall not be responsible for any losses incurred on any investments made pursuant to this paragraph (f).

     SECTION 2.6. Certificates of Title. The Servicer shall hold all Certificates of Title, in trust, as agent of, and custodian for, the Master Collateral Agent. The Servicer shall (i) hold all such Certificates of Title, under lock and key, in a safe fireproof location at one or more of the offices specified in Exhibit C (as the same may be from time to time revised by the Servicer on 30 days' prior written notice to the parties hereto), and (ii) not release or surrender any Certificate of Title except in accordance with this Agreement (and in any event not release or surrender any of the Certificates of Title other than Certificates of Title as to which the Lien of the Master Collateral Agent has been released in accordance with this Agreement). The Servicer shall cause the Certificates of Title with respect to each Vehicle owned by National (other than the Initial Vehicles) to show National, and each Vehicle owned by NFLP (other than the Initial Vehicles) to show NFLP, as the registered owner and Citibank, N.A., as agent, as the first lienholder, at the address referred to in the next sentence. The Master Collateral Agent has established a post office box in New York City to be used exclusively as its address as first lienholder noted on the Certificates of Title. The Master Collateral Agent shall, on a semi-weekly basis, forward to the Servicer at its address set forth in Section 5.2 hereof, all Certificates of Title received at such post office box address titled in the name of National or in the name of NFLP.

     SECTION 2.7. Release of Collateral. (a) Upon receiving the required items specified in clause (i) or (ii) of Section

2.5(b) hereof, and upon satisfaction of the following conditions precedent immediately prior to the release of such Lien: (I) such Designated Vehicles satisfy all the requirements specified in clause (ii) of the definition of "Exchanged Vehicle", (II) no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default has occurred and is continuing, (III) all conditions precedent, if any, specified in any Financing Document with respect to the release of the related Beneficiary's Lien on such Designated Vehicle have been satisfied, the Lien of the Master Collateral Agent on a Designated Vehicle, and on any Exchanged Vehicle Repurchase Rights related thereto and on any sales proceeds with respect to Exchanged Vehicles that are not subject to a Repurchase Program will be automatically released.

     (b) The Master Collateral Agent hereby grants to the Servicer a power of attorney, with full power of substitution, to take any and all actions, in the name of the Master Collateral Agent, (i) to note the Master Collateral Agent as the holder of a first lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title (other than any Certificate of Title relating to an Initial Vehicle) is in the name of the Master Collateral Agent, (ii) to release the Master Collateral Agent's Lien on any Certificate of Title in connection with the sale or disposition of the related Vehicle permitted pursuant to the provisions of the Financing Documents relating to such Vehicle; and (iii) to release the Master Collateral Agent's Lien on any Certificate of Title with respect to any Vehicle which is not a Related Vehicle with respect to any Beneficiary. Nothing in this Agreement shall be construed as authorization from the Master Collateral Agent to the Servicer to release any Lien on the Certificates of Title except upon compliance with this Agreement.

     (c) Each Beneficiary may cause the Master Collateral Agent to terminate the power of attorney referred to in Section 2.7(a) (including the related power granted under Section 2.8) with respect to such Beneficiary's Related Vehicles after the occurrence, and during the continuance, of a Default (after giving effect to any cure period or grace period) under the Financing Documents relating to the Financing Source with respect to such Beneficiary by giving written notice to such effect to the Servicer and the Master Collateral Agent. The Master Collateral Agent agrees that upon receipt of any such notice it shall promptly terminate such power of attorney by giving written notice to such effect to the Servicer and National. The Master Collateral Agent will follow the direction (upon which direction the Master Collateral Agent may conclusively rely) of the Servicer to release liens on Vehicles unless a contrary direction is received from a Financing Source or Beneficiary or if the

Financing Documents require direction to be given by another party.

     The Servicer will, upon request of the Master Collateral Agent, provide the Master Collateral Agent or any applicable Beneficiary with a list of Vehicles as to which the Lien of the Master Collateral Agent has been released during the Related Month. In connection with any release permitted under this Section 2.7, the Master Collateral Agent and each Beneficiary agrees to execute such further documents, if any, as may be reasonably requested by the Servicer to effect such release.

     SECTION 2.8. Power of Attorney. To further evidence the power of attorney referred to in Section 2.7, the Master Collateral Agent agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit D.

                                   ARTICLE III

                                  THE SERVICER

     SECTION 3.1. Acceptance of Appointment. The Master Collateral Agent hereby appoints National and National hereby agrees to act as the initial Servicer under this Agreement. Each Financing Source and each Beneficiary hereby appoints National to act as Servicer.

     SECTION 3.2. Servicer Functions. The Servicer shall service and administer the Vehicles, and without limitation of the foregoing, the Servicer shall: (i) cause the Master Collateral Agent to be shown as the first lienholder on all Certificates of Title (other than Certificates of Title relating to the Initial Vehicles), (ii) in accordance with the requirements of the Financing Documents related to a Financing Source and as applicable thereunder, either (a) designate Vehicles as Related Vehicles on its computer system in accordance with Sections
2.2 and 2.3 hereof such that after giving effect thereto each Beneficiary shall have designated to it Related Vehicles that have been purchased, financed or refinanced with funds provided from the Financing Source or as otherwise provided in a Supplement with respect to such Beneficiary, or (b) designate Vehicles as Related Vehicles on its computer system in accordance with Sections
2.2 and 2.3 hereof such that after giving effect thereto each Beneficiary shall have designated to it Related Vehicles with a collateral value (as determined under the relevant Financing Documents relating to the Financing Source with respect to such Beneficiary) not less than the collateral value required in such Financing Documents to such Beneficiary to support the outstanding loans or securities issued under such

Financing Documents, (iii) direct payments due under the Repurchase Programs (other than payments with respect to Exchanged Vehicles) and payments with respect to other Master Collateral (other than insurance proceeds, warranty payments, amounts payable to NFLP with respect to Exchanged Vehicles and sales proceeds from sales of Vehicles to third parties (other than under any related Repurchase Program) or insurance proceeds in respect of Vehicles received directly by the Servicer) to be deposited directly to the Master Collateral Account by the Manufacturers and related auction dealers in accordance with this Agreement and deposit into the Master Collateral Account sale proceeds (including amounts paid to the Servicer by a Manufacturer as a result of the Servicer's sale of such Vehicle outside such Manufacturer's Repurchase Program) or insurance proceeds in respect of the Vehicles (other than Exchanged Vehicles) received directly by the Servicer, within two Business Days of the Servicer's receipt thereof, (iv) except as otherwise permitted under the applicable Financing Documents, turn in Vehicles owned by National and NFLP and covered by Repurchase Programs to the relevant Manufacturer within the applicable repurchase period and comply with all of its obligations under the Repurchase Programs, (v) furnish the Servicer's Fleet Report as provided in Section 2.4,
(vi) instruct the Master Collateral Agent to make distributions, withdrawals and payments from the Master Collateral Account in accordance with Section 2.5(b), 2.5(c) and 2.5(d), (vii) execute and deliver, for the benefit of the Beneficiaries, any and all documents with respect to the Vehicles and the Repurchase Programs and, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Repurchase Programs, (viii) perform the functions described in Section 2.7, and (ix) otherwise administer and service Vehicles in accordance with the Financing Documents. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with its servicing and administration duties which it may deem necessary or desirable to accomplish such servicing and administration duties and which does not materially adversely affect the interests of any Beneficiary or the likelihood of repayment of the indebtedness to the Financing Sources unless otherwise prohibited by applicable Financing Documents. Nothing in this Agreement shall at any time prevent the Servicer from in good faith taking any action to assure that its systems and records relating to the Vehicles and the Financing Sources are at all times accurate.

     SECTION 3.3. The Servicer Not to Resign. Without the prior written consent of the Master Collateral Agent, each of the Beneficiaries and the Rating Agencies, the Servicer shall not resign from the obligations and duties hereby imposed on it hereunder.

     SECTION 3.4. Servicing Rights of Master Collateral Agent. If the Servicer shall fail to perform any of its obligations hereunder, which failure adversely affects one or more Beneficiaries, the Master Collateral Agent, at the direction and at the expense of the Beneficiaries so adversely affected thereby, shall take such action or cause such action to be taken (pursuant to Section 4.1(d)), to perform such obligations as shall be so directed by such Beneficiaries, whereupon the Master Collateral Agent shall have full right and authority to take or cause to be taken such action so directed, provided, that, such action or direction is permitted by the related Financing Documents or this Agreement.

     SECTION 3.5. Incumbency Certificate. With the delivery of this Agreement and from time to time thereafter, each of National and NFLP shall furnish to the Master Collateral Agent a certificate (each, an "Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of National, NFLP and the Servicer, respectively (the "National Agents") authorized to act, and to give instructions and notices, on behalf of National, NFLP and the Servicer, respectively, hereunder. Until the Master Collateral Agent receives a subsequent Incumbency Certificate, the Master Collateral Agent shall be entitled to rely on the last such National Incumbency Certificate delivered to it for purposes of determining the authorized National Agents.

                                   ARTICLE IV

                           THE MASTER COLLATERAL AGENT

     SECTION 4.1. Appointment. (a) Each Financing Source and each Beneficiary, by its execution of this Agreement, appoints Citibank, N.A. as its Master Collateral Agent under and for purposes of this Agreement. Each Financing Source and each Beneficiary authorizes the Master Collateral Agent to act on behalf of such Financing Source and Beneficiary under this Agreement and, in the absence of other written instructions from a Beneficiary with respect to its Related Vehicles and Related Master Collateral as may be received from time to time by the Master Collateral Agent (with respect to which the Master Collateral Agent agrees that it will comply), subject to the other provisions of this Article IV, to exercise such powers hereunder as are specifically delegated to or required of the Master Collateral Agent by the terms hereof and to exercise such powers as are provided to each Financing Source and Beneficiary with respect to its Related Vehicles and other Related Master Collateral under the related Financing Documents and with such powers as may be reasonably incidental thereto. The Master Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of each of the Beneficiaries' in its name and stead, for such purposes as are necessary or desirable to effectuate the provisions of this Agreement, including, without limitation, in exercising remedies upon or otherwise dealing with the Master Collateral. Each such power of attorney is irrevocable and coupled with an interest.

     (b) If any Beneficiary represents to the Master Collateral Agent that it has the right to act with respect to its related Master Collateral pursuant to its related Financing Documents, then the Master Collateral Agent shall exercise any and all rights, remedies, powers and privileges available to such Beneficiary with respect to its related Master Collateral to the extent and in the manner directed by such Beneficiary, at such Beneficiary's expense and subject to the other provisions of this Agreement (including without limitation
Section 4.4(g)), as permitted under the related Financing Documents, including, without limitation, the transmission of notices of default, repossession of Related Vehicles, and the institution of legal or administrative actions or proceedings. Each of National, NFLP, the Beneficiaries and the Financing Sources agrees that the Master Collateral Agent may exercise such rights, remedies, powers and privileges in lieu of a Beneficiary in accordance with the preceding sentence and agrees that National or NFLP shall reimburse the Master Collateral Agent for such enforcement expenses only to the same extent that it would be obligated to reimburse the applicable Beneficiary for such enforcement expenses pursuant to the related Financing Documents.

     (c) Instructions given to the Master Collateral Agent by any Beneficiary shall comply (and delivery of any such instructions by a Beneficiary to the Master Collateral Agent shall be deemed to be a representation and warranty by such Beneficiary that such instructions comply) with the Financing Documents of such Beneficiary.

     (d) The Master Collateral Agent may at any time delegate any duties or obligations hereunder (including, but not limited to, any duties or obligations arising pursuant to Section 3.4 or 4.1(b) hereof) to any Person who agrees to conduct such duties in accordance with the terms hereof. Any such delegation shall not constitute a resignation within the meaning of Section 4.5 hereof and the Master Collateral Agent shall not be liable for the acts or omissions of such Persons so long as such Persons are selected with reasonable care. If any such delegation occurs, notification thereof shall be given to the Servicer, the Beneficiaries and the Rating Agencies.

     (e) The Master Collateral Agent hereby delegates its duty to enforce the Vehicle Title Nominee Agreement to the Servicer and grants the Servicer all necessary power and authority to take all lawful action to enforce the rights assigned to the Master Collateral Agent hereunder with respect to the Vehicle Title Nominee Agreement; provided, however, that such delegation shall be deemed to be revoked after the occurrence, and during the continuance, of a Default (after giving effect to any cure period or grace period) under the Financing Documents relating to a Financing Source to which rights under the Vehicle Title Nominee Agreement have been pledged as collateral. In addition, the Servicer hereby agrees to take any and all lawful and commercially reasonable action it is directed to take, by written instruction from the Master Collateral Agent, with respect to the Vehicle Title Nominee Agreement. To the extent the Servicer fails to so act within a reasonable period of time, the Master Collateral Agent may itself take such actions as it has directed the Servicer to take with respect to the Vehicle Title Nominee Agreement.

     (f) If, at the time a Default exists under the Financing Documents related to a Beneficiary, the Master Collateral Agent shall default in its obligation to exercise the rights, remedies, powers or privileges of a Beneficiary with respect to its Master Collateral in accordance with the direction of such Beneficiary (including any rights under Sections 3.4 or 4.1(b), the Master Collateral Agent shall, upon the written request of such Beneficiary, assign to such Beneficiary the Master Collateral Agent's security interest in such Beneficiary's Master Collateral and shall execute those instruments and documents necessary to effectuate such assignment (including, if necessary, the execution of documents necessary to change the name of the first lienholder on Certificates of Title for such Beneficiary's Related Vehicles to such Beneficiary or its agent or assignee) and such Beneficiary may thereafter direct that payments that would otherwise be paid into the Master Collateral Account with respect to its Related Vehicles be paid to another account permitted by the applicable Financing Documents.

     (g) The Master Collateral Agent will, semi-annually, beginning no earlier than August 28, 1996, cause a title check to be performed on 2% of all Related Vehicles at such time pursuant to Section 9.14 of the NFC Loan Agreement (at the expense of National) and any nationally recognized independent auditor shall be deemed to be a Person acceptable to the Agent to perform such title check pursuant to such Section. National shall instruct such Person to perform such title check in a manner that reflects the geographic distribution (by state of titling) of the Related Vehicles for which the NFC Agent is then designated as a Beneficiary.

     (h) Citibank, N.A., in its individual or in any other capacity, may be a Beneficiary hereunder and as such shall be entitled to all of the protections and rights of a Beneficiary under this Agreement without regard to its capacity as Master Collateral Agent hereunder.

     (i) Upon receipt by the Master Collateral Agent from a Manufacturer of any information pertaining to payments made by such Manufacturer or an auction dealer to the Master Collateral Account in connection with any Repurchase Program, the Master Collateral Agent shall provide such information to National.

     SECTION 4.2. Representations. Citibank, N.A. hereby represents and warrants that (i) it is a national banking association having trust powers duly incorporated, validly existing and in good standing under the laws of the United States and it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and (ii) the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action on its part, and this Agreement is the legal, valid and binding obligation of Citibank, N.A., enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and by the application of equitable principles.

     SECTION 4.3. Exculpatory Provisions. The Master Collateral Agent makes no representations as to the value or condition of the Master Collateral or any part thereof, the status or designation of any Vehicle as a Related Vehicle to any Beneficiary pursuant to Section 2.2 hereof, as to the title of National or NFLP thereto, as to the protection afforded by this Agreement, as to any statements, representations or warranties made by any other Person in or in connection with this Agreement or any Financing Document, as to the validity, execution (except its own execution), enforceability, priority, perfection, legality or sufficiency of this Agreement or any Financing Document or any documents or instruments referred to therein, or the sufficiency or effectiveness or perfection or priority of any Lien on any collateral described in this Agreement, or as to the validity or collectibility of any obligation contemplated by this Agreement, and the Master Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Master Collateral Agent shall not be responsible for insuring the Master Collateral or for the payment of taxes, charges, assessments or Liens upon the Master Collateral or for perfecting or maintaining the perfection of its security interest in the Master Collateral purported to be granted hereby or otherwise as to the maintenance of the Master Collateral. Any reference herein to actual knowledge of the Master Collateral Agent shall mean actual knowledge of an officer of the Master Collateral Agent assigned to and working in its Corporate Trust Office or such other department as the Master Collateral Agent may designate from time to time in a notice to National, NFLP and the Beneficiaries.

     SECTION 4.4. Limitations on Duties of the Master Collateral Agent. (a) The Master Collateral Agent undertakes to perform only the duties expressly set forth herein and no implied duties shall be read into this Agreement. Nothing herein shall be deemed to constitute the Master Collateral Agent a trustee or fiduciary for any Financing Source or any Beneficiary.

     (b) The Master Collateral Agent may exercise the rights and powers granted to it by this Agreement, together with such powers as are reasonably incidental thereto, but only pursuant to the terms of this Agreement.

     (c) The Master Collateral Agent's duty of care shall be solely to deal with the Master Collateral as it would with property of its own, the Master Collateral Agent shall not be liable for any error of judgment made in good faith by an officer thereof, or for any action taken or omitted to be taken by it in accordance with this Agreement.

     (d) The Master Collateral Agent shall have no authority to grant, convey or assign the Certificates of Title or change the notation of a security interest thereon or deal with the Certificates of Title in any way except as expressly provided herein.

     (e) The Master Collateral Agent shall have no liability or responsibility for (i) any release of Master Collateral by the Servicer pursuant to Sections
2.7 or 2.8, (ii) any act of the Servicer taken in its own name or the name of the Master Collateral Agent, or (iii) custody of any Certificates of Title not delivered to it and required to be held by it in connection with this Agreement.

     (f) The Master Collateral Agent shall have no duty to calculate, compute or verify, and shall not be held in any manner responsible for the content of the Servicer's Fleet Report, except to verify that the certificate filed therewith conforms to the form of Exhibit B.

     (g) Except as required by the specific terms of this Agreement, the Master Collateral Agent shall not be required to exercise any discretion and shall have no duty to exercise or to refrain from exercising any right, power, remedy or privilege granted to it hereby, or to take any affirmative action or refrain from taking any affirmative action hereunder, unless directed to do so by Beneficiaries specified herein as being entitled to direct the Master Collateral Agent hereunder (and shall be fully protected in acting or refraining from acting pursuant to or in accordance with such directions, which shall be binding on each of the Financing Sources and Beneficiaries). Notwithstanding anything herein to the contrary, the Master Collateral Agent shall not be required to take any action (a) that in its reasonable opinion is or may be contrary to law or to the terms of this Agreement, any Financing Document or any other agreement or instrument relating to the Master Collateral, or which might or would in its reasonable opinion subject it or any of its directors, officers, employees or agents to personal or financial liability or (b) unless it is indemnified hereunder to its satisfaction (and if any indemnity should become, in the determination of the Master Collateral Agent, inadequate, the Master Collateral Agent may call for additional indemnity and cease to act until such additional indemnity is given.

     (h) Subject to Section 4.8(ii), the Master Collateral Agent may, in its sole discretion, retain counsel, independent accountants and other experts selected by it and may act in reliance upon the advice of such counsel, independent accountants and other experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall be held harmless and shall not be liable for any action taken or omitted to be taken by it in good faith in reliance upon or in accordance with the statements and advice of such counsel (or counsel to National or NFLP), accountants and other experts. In the event that the Master Collateral Agent receives conflicting instructions delivered in accordance with this Agreement, the Master Collateral Agent shall have the right to seek instructions concerning its duties and actions under this Agreement from any court of competent jurisdiction.

     (i) If the Master Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Without limiting the foregoing, in the event that the Master Collateral Agent receives unclear or conflicting instructions from Beneficiaries hereunder or there is any other disagreement between the other parties hereto resulting in adverse claims and demands being made in connection with the Master Collateral, or in the event that the Master Collateral Agent in good faith is in doubt as to what action it should take hereunder, the Master Collateral Agent shall be entitled to retain the Master Collateral until the Master Collateral Agent shall have received (i) a final order of a court of competent jurisdiction directing delivery of the Master Collateral or (ii) a written agreement executed by the other parties hereto directing delivery of the Master Collateral in which event the Master Collateral Agent shall disburse the Master Collateral in accordance with such order or agreement. Upon request of the Master Collateral Agent, any such court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Master Collateral Agent to the effect that such order is final.

     (j) The Master Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Financing Document or any other agreements or instruments relating to the Master Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Master Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.

     (k) The Master Collateral Agent shall be entitled to rely on any communication, certificate, instrument, opinion, report, notice, paper or other document reasonably believed by it to be genuine and correct and to have been signed, given or sent by the proper Person or Persons. The Master Collateral Agent shall be entitled to assume that no Default shall have occurred and be continuing and that the Master Collateral Account, and any funds on deposit in or to the credit of such Master Collateral Account, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively, a "writ"), unless (i) in the case of any writ, the Master Collateral Agent has actual knowledge thereof or (ii) the Master Collateral Agent has received written notice from National, a Beneficiary or a Financing Source that such a Default has occurred or such writ has been issued and, in each case, continues to be in effect, which notice specifies the nature thereof.

     (l) The Master Collateral Agent, in its individual capacity, may accept deposits from, lend money to and generally engage in any kind of business with National, NFLP, any Financing Source, any Manufacturer and their respective affiliates as if it were not the agent of the Beneficiaries or the Financing Sources.

     (m) Any action or proceeding alleging any breach by the Master Collateral Agent of duties under this Agreement shall be prosecuted only in the courts of the State of New York or in the United States District Court for the Southern District of New York.

     (n) The Master Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Master Collateral Agent in conformity with the provisions of this Agreement.

     (o) The Master Collateral Agent may exercise any of its duties hereunder by or through agents or employees. The possession of the Master Collateral by such agents or employees shall be deemed to be the possession of the Master Collateral Agent. No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder unless the Master Collateral Agent is provided with an indemnity from one or more of the Beneficiaries, satisfactory to the Master Collateral Agent in its sole discretion.

     SECTION 4.5. Resignation and Removal of Master Collateral Agent. (a) The Master Collateral Agent may, at any time with or without cause by giving 60 days' prior written notice to National, NFLP and the Beneficiaries, resign and be discharged of its responsibilities hereunder created, such resignation to become effective upon the appointment by National and NFLP of a successor Master Collateral Agent with the approval of the Majority Beneficiaries, which approval shall not be unreasonably withheld, and the acceptance of such appointment by such successor Master Collateral Agent. National shall, promptly upon receipt thereof, provide a copy of the notice from the Master Collateral Agent referred to in the preceding sentence to each Rating Agency. The Master Collateral Agent may be removed by National or NFLP at any time (with or without cause) upon 30 days' written notice by National or NFLP, as the case may be, to the Master Collateral Agent and each of the Rating Agencies, and the approval of the successor Master Collateral Agent by the Majority Beneficiaries, which approval will not be unreasonably withheld; provided, however, that if either National or NFLP is in default under this Agreement or any Financing Document and such default has a material adverse effect on the Beneficiaries, then so long as such default continues, the right of National or NFLP, as applicable, to remove the Master Collateral Agent shall cease and the non-defaulting grantor shall have, or if both National and NFLP are then in default, then the Majority Beneficiaries shall have, the right to remove the Master Collateral Agent (with or without cause) upon 30 days' written notice to National, NFLP, the Master Collateral Agent and each of the Rating Agencies; provided, further, that no removal of the Master Collateral Agent shall be effective until the appointment of a successor Master Collateral Agent and acceptance of such appointment by such Master Collateral Agent. Any removed Master Collateral Agent shall be entitled to its reasonable fees and expenses to the date the successor Master Collateral Agent assumes the Master Collateral Agent's duties hereunder. The indemnification of Section 4.10 shall survive the termination of the other provisions of this Agreement as to the predecessor Master Collateral Agent. If no successor Master Collateral Agent shall be appointed and approved within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such notice of removal, the Master Collateral Agent, on behalf of National, NFLP, each Financing

Source and each Beneficiary may appoint, or petition a court of competent jurisdiction to appoint, a successor Master Collateral Agent to act until such time, if any, as a successor Master Collateral Agent shall be appointed as above provided. Any successor Master Collateral Agent so appointed by such court shall immediately without further act supersede any predecessor Master Collateral Agent. Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

     (b) The appointment and designation referred to in Section 4.5(a) shall, after any required filing, be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor Master Collateral Agent, without any further act, deed or conveyance, all of the estate and title of its predecessors and upon such filing for record the successor Master Collateral Agent shall become fully vested with all the estates, properties, rights, powers, duties, authority and title of its predecessors; but any predecessor Master Collateral Agent shall, nevertheless on payment of its charges and on the written request of the Majority Beneficiaries, National, NFLP or any successor Master Collateral Agent empowered to act as such at the time any such request is made, execute and deliver an instrument without recourse or representation transferring to such successor all the estates, properties, rights, powers, duties, authority and title of such predecessor hereunder and shall deliver all securities and moneys held by it to such successor Master Collateral Agent. Upon the appointment of a successor Master Collateral Agent hereunder, the predecessor Master Collateral Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement.

     SECTION 4.6. Status of Successors to Master Collateral Agent. Every successor to the Master Collateral Agent appointed pursuant to Section 4.5 shall be a bank or trust company in good standing and having power so to act and incorporated under the laws of the United States or any State thereof or the District of Columbia, and shall also have capital, surplus and undivided profits of not less than $100,000,000 if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust upon reasonable or customary terms. The Servicer shall give the Rating Agencies written notice prior to any successor Master Collateral Agent being appointed pursuant to Section 4.5.

     SECTION 4.7. Merger of the Master Collateral Agent. Any corporation into which the Master Collateral Agent may be merged, or with which it may be converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Collateral Agent shall be a party shall be the Master Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto. The Master Collateral Agent shall give the Rating Agencies, National, NFLP and the Servicer prior written notice of any such merger, conversion or consolidation.

     SECTION 4.8. Compensation and Expenses. National shall pay to the Master Collateral Agent, from time to time (i) compensation for its services hereunder for administering the Master Collateral as set forth in the fee letter dated as of June 7, 1995, between National and the Master Collateral Agent, as such letter may be amended, modified or supplemented from time to time, and (ii) all reasonable fees and out-of-pocket expenses of the Master Collateral Agent (A) arising in connection with the preparation, execution, delivery, or modification of this Agreement and/or the enforcement of any of the provisions hereof or (B) incurred in connection with the administration of the Master Collateral, the sale or other disposition of Master Collateral pursuant to any Financing Document and/or the preservation, protection or defense of the Master Collateral Agent's rights under this Agreement and in and to the Master Collateral.

     SECTION 4.9. Stamp. Other Similar Taxes and Filing Fees. National shall indemnify and hold harmless the Master Collateral Agent from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Master Collateral. National shall pay, or reimburse the Master Collateral Agent for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts payable in respect of the execution, delivery, performance and/or enforcement of this Agreement.

     SECTION 4.10. Indemnification. National shall pay, and indemnify and hold the Master Collateral Agent and each of the officers, employees, directors and agents thereof harmless from and against, any and all liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of any kind or nature whatsoever that may at any time be imposed on, incurred by, or asserted against, the Master Collateral Agent or any such officers, employees, directors or agents in any way relating to or arising out of the execution, delivery, amendment, enforcement, performance and/or administration of this Agreement, including reasonable fees and expenses of counsel and other experts, and National shall reimburse each Beneficiary for any payments made by such Beneficiary to the Master Collateral Agent or any such officers, employees, directors or agents for any of the foregoing; provided, however, that National shall not be liable for the payment of any portion of such liabilities (including liabilities for penalties and liabilities arising or resulting from actions or suits), obligations, losses, judgments, demands, damages, claims, costs or expenses of the Master Collateral Agent or any such officers, employees, directors or agents which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the gross negligence or willful misconduct of the Master Collateral Agent or any such agent.

     Each of the Beneficiaries agrees in accordance with its pro rata portion of the Master Collateral, to indemnify and hold the Master Collateral Agent and each of its officers, employees, directors and agents harmless to the same extent as National in accordance with the foregoing paragraph but only to the extent that the Master Collateral Agent has not been paid by National pursuant to such paragraph; provided that the Trustee's obligation to indemnify the Master Collateral Agent shall be limited to actions taken by the Master Collateral Agent at the direction of the Trustee, it being understood that the indemnification obligation of the Trustee shall be paid solely out of funds constituting servicing fees under the NFLP Indenture.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. Amendments. Supplements and Waivers. This Agreement may be amended, waived, terminated, supplemented or otherwise modified pursuant to a writing executed by the Master Collateral Agent, each Beneficiary, each Financing Source, National, NFLP, GM and the Servicer; provided, however, that
(i) the consent of each Beneficiary and each Financing Source need not be obtained in connection with the execution of a supplement or amendment that only adds a Financing Source or Beneficiary as a party to this Agreement and (ii) an amendment may be executed without the consent of a Beneficiary or a Financing Source if such amendment is effected only to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or any other such Related Document; provided, such action pursuant to this clause shall not adversely affect the interests of a Beneficiary or a Financing Source in any material respect.

Additional Financing Sources or Beneficiaries may from time to time become parties hereto and Financing Sources or Beneficiaries hereunder by the execution of a Supplement by such additional Financing Source or Beneficiary, the Master Collateral Agent, the Servicer, National and NFLP. The Servicer shall give the Rating Agencies prior written notice of any amendment, supplement, waiver or modification of this Agreement. Upon execution of a Supplement, the Servicer shall furnish a copy thereof to the other parties hereto.

     SECTION 5.2. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including facsimile communications) and shall be sent by mail (by registered or certified mail, return receipt requested), facsimile or hand delivery

          (a) if to National, the Servicer, NFC, the Trustee, the NFC Agent, NFLP, GM, Citi, Credit Suisse or the Master Collateral Agent, at the address specified for such party on the signature pages hereto; or

          (b) if to any other Beneficiary, Financing Source or other Person specified in a Supplement, at the address specified in such Supplement;

or, in each case, at such other address as shall be designated by it in a written notice to each other party hereto. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, or if transmitted by facsimile shall be deemed given when received.

     SECTION 5.3. Headings. Section, subsection and other headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     SECTION 5.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 5.5. Counterparts. This Agreement may be executed in separate counterparts and by the different parties on different counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

     SECTION 5.6. Conflicts with Financing Documents; Reservation of Rights. The parties agree that in the event of any conflict between the provisions of this Agreement and the provisions of any Financing Documents, the provisions of this Agreement shall control. Except as expressly provided herein, nothing contained in this Agreement is intended to affect or limit, in any way, the rights that each of the Beneficiaries has insofar as the rights of such parties and third parties are involved. Except as expressly provided herein, the Beneficiaries specifically reserve all their respective rights against National, NFLP, any Financing Source and/or any third party.

     SECTION 5.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. Nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or the Master Collateral.

     SECTION 5.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     SECTION 5.9. Effectiveness. This Agreement shall become effective on the execution and delivery hereof and shall remain in effect until no amounts are owed to any Financing Source under any Financing Document and no Beneficiary or Financing Source shall have any claim on the Master Collateral.

     SECTION 5.10. Termination of Beneficiary. Upon receipt by the Master Collateral Agent of a notice from a Beneficiary to the effect that (i) (A) such Beneficiary then has no Related Vehicles hereunder, no amounts are then owing to the related Financing Source under its Financing Documents and such Financing Documents have been terminated and are of no further force or effect or (B) the Master Collateral Agent's security interest has been reassigned to such Beneficiary pursuant to Sections 4.1(f) or 5.11(b) and (ii) such Beneficiary has elected to terminate this Agreement, this Agreement shall terminate as to such Beneficiary.

     SECTION 5.11. Termination of this Agreement. At any time that there are no Beneficiaries, National may terminate this Agreement upon notice to the Master Collateral Agent, and the Master Collateral Agent shall take all actions reasonably requested by National, at National's expense, to evidence the termination of this Agreement and the Master Collateral Agent's interest in the Master Collateral, including, without limitation, execute such documents and instruments as National may reasonably request in connection with such reassignment; provided, however, that Sections 4.3, 4.4(a), (c), and (e) through
(o), 4.8, and the indemnification set forth in Sections 4.9 and 4.10 shall survive the termination of this Agreement.

     SECTION 5.12. Assignment by Financing Sources. Each Financing Source acknowledges that it has assigned and does hereby assign to its related Beneficiary all of its rights and interests under this Agreement and further acknowledges that its related Beneficiary may exercise all of such Financing Source's rights hereunder.

     SECTION 5.13. NFC Related Documents; NFLP's Related Documents. (a) To the extent that this Agreement affects the secured parties under NFC's Financing Documents, it shall be considered a Related Document (as defined in NFC's Financing Documents) for all purposes except voting provisions.

     (b) To the extent that this Agreement affects the secured parties under NFLP's Financing Documents, it shall be considered a Related Document (as defined in NFLP's Financing Documents) for all purposes except voting provisions.

     SECTION 5.14. No Bankruptcy Petition Against Financing Sources. The Master Collateral Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing debt security issued by a Financing Source, it will not institute against, or join with any other Person in instituting against, such Financing Source, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 5.14 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Financing Source or Beneficiary pursuant to this Agreement; provided, further, that this Section 5.14 shall only be effective with respect to a Financing Source for which the related Financing Documents contain a no bankruptcy petition provision similar to this Section 5.14. In the event that the Master Collateral Agent takes action in violation of this Section 5.14, each affected Financing Source agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Master Collateral Agent against such Financing Source or the commencement of such action and raise the defense that the Master Collateral Agent has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 5.14 shall survive the termination of this Agreement, and the resignation or removal of the Master Collateral Agent.

     SECTION 5.15. Jurisdiction; Consent to Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST NATIONAL, ANY FINANCING SOURCE OR ANY BENEFICIARY WITH RESPECT TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION

IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, NATIONAL, EACH FINANCING SOURCE AND EACH BENEFICIARY ACCEPTS FOR ITSELF AN IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NATIONAL
DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND EACH FINANCING SOURCE AND EACH BENEFICIARY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY NATIONAL, EACH FINANCING SOURCE AND EACH BENEFICIARY IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY NATIONAL, EACH FINANCING SOURCE AND EACH BENEFICIARY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO NATIONAL, SUCH FINANCING SOURCE OR SUCH BENEFICIARY SO SERVED AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OR PROCESS. IF ANY AGENT APPOINTED BY NATIONAL, SUCH FINANCING SOURCE OR SUCH BENEFICIARY REFUSES TO ACCEPT SERVICE, NATIONAL, EACH FINANCING SOURCE AND EACH BENEFICIARY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY FINANCING SOURCE OR BENEFICIARY TO BRING PROCEEDINGS AGAINST NATIONAL IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 5.16. Waiver of Jury Trial. THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE, EACH BENEFICIARY AND NATIONAL HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE MASTER COLLATERAL AGENT, ANY FINANCING SOURCE, ANY BENEFICIARY OR NATIONAL IN CONNECTION HEREWITH OR THEREWITH. NATIONAL ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MASTER COLLATERAL AGENT, EACH FINANCING SOURCE AND EACH BENEFICIARY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER RELATED DOCUMENT.

     SECTION 5.17. Insurance Notification. The Master Collateral Agent shall, promptly upon its receipt of notification of any termination of or proposed cancellation or nonrenewal of any insurance policies required to be maintained under any of the Financing Documents, notify the Beneficiary thereof of any such termination, proposed cancellation or nonrenewal.

     IN WITNESS WHEREOF, each party hereto has executed this Agreement or caused this Agreement to be duly executed by its officer thereunto duly authorized as of the day and year first above written.


                                        NATIONAL CAR RENTAL SYSTEM, INC.,
                                        as grantor and as Servicer

                                        By: /s/
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:  World Headquarters
                                                  7700 France Avenue South
                                                  Minneapolis, MN  55435

                                        NATIONAL CAR RENTAL FINANCING
                                        LIMITED PARTNERSHIP, as grantor

                                        By:  NATIONAL CAR RENTAL FINANCING
                                             CORPORATION, its
                                             General Partner

                                        By: /s/
                                           ------------------------------------
                                            Name:
                                            Title

                                        Address:  7700 France Avenue South
                                                  Minneapolis, MN  55433

                                        CITIBANK, N.A., not in its
                                        individual capacity but solely
                                        as Master Collateral Agent

                                        By: /s/   Annette M. Marsule
                                           ------------------------------------
                                            Name: Annette M. Marsule
                                            Title:

                                        Address:  120 Wall Street, 13th Fl.
                                                  New York, New York  10043

                                        FINANCING SOURCES

                                        NATIONAL FLEET FUNDING CORPORATION

                                        By: /s/ MJ Becker
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:  7700 France Avenue South
                                                  Minneapolis, MN  55435

                                        NATIONAL CAR RENTAL FINANCING
                                        LIMITED PARTNERSHIP

                                        By:  NATIONAL CAR RENTAL FINANCING
                                             CORPORATION, its
                                             General Partner

                                        By: /s/
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:  7700 France Avenue South
                                                  Minneapolis, MN  55435


                                        CITIBANK, N.A.

                                        By: /s/
                                           ------------------------------------
                                            Name:
                                            Title: Vice President

                                        Address:  399 Park Avenue
                                                  New York, New York  10043
                                                  Attention:  Autos Group,
                                                     8th Floor, Zone 12

                                        CREDIT SUISSE, NEW YORK BRANCH

                                        By: /s/    CARL JACKSON
                                           -----------------------------------
                                            Name:  CARL JACKSON
                                            Title: MEMBER OF SENIOR
                                                   MANAGEMENT

                                        By: /s/    ROGER SAYLOR
                                           ------------------------------------
                                            Name:  ROGER SAYLOR
                                            Title: ASSOCIATE

                                        Address: 12 East 49th Street
                                                 New York, New York 10017
                                                 Attention:  Asset Finance

                                        GENERAL MOTORS CORPORATION

                                        By: /s/ Marc Bourhis
                                           ------------------------------------
                                            Name: Marc Bourhis
                                            Title: Attorney-in-fact

                                        Address: 767 Fifth Avenue
                                                 New York, New York 10153
                                                 Attention:  Assistant
                                                   Treasurer

                                        BENEFICIARIES

                                        CREDIT SUISSE, NEW YORK BRANCH, as
                                        NFC Agent

                                        By: /s/    CARL JACKSON
                                           ------------------------------------
                                            Name:  CARL JACKSON
                                            Title: MEMBER OF SENIOR
                                                   MANAGEMENT

                                        By: /s/    ROGER SAYLOR
                                           ------------------------------------
                                            Name:  ROGER SAYLOR
                                            Title: ASSOCIATE

                                        Address: 12 East 49th Street
                                                 New York, New York 10017
                                                 Attention:  Asset Finance

                                        THE BANK OF NEW YORK, as
                                        Trustee

                                        By: /s/
                                           ------------------------------------
                                            Name:
                                            Title:

                                        Address:  101 Barclay Street
                                                  Floor 12 East
                                                  New York, New York 10286
                                                  Attention:  Corporate Trust
                                                              Division

                                        CITIBANK, N.A.

                                        By: /s/ Suzanne Maccraonan
                                           ------------------------------------
                                            Name:
                                            Title: VP

                                        Address:  399 Park Avenue
                                                  New York, New York 10043
                                                  Attention:  Autos Group,
                                                              8th Floor Zone 12

                                        CREDIT SUISSE, NEW YORK BRANCH,

                                        By: /s/    CARL JACKSON
                                           ------------------------------------
                                            Name:  CARL JACKSON
                                            Title: MEMBER OF SENIOR
                                                   MANAGEMENT

                                        By: /s/    ROGER SAYLOR
                                           ------------------------------------
                                            Name:  ROGER SAYLOR
                                            Title: ASSOCIATE

                                        Address:  12 East 49th Street
                                                  New York, New York 10017
                                                  Attention:  Asset Finance

                                        GENERAL MOTORS CORPORATION

                                        By: /s/ Marc Bourhis
                                           ------------------------------------
                                             Name: Marc Bourhis
                                             Title: Attorney-in-fact

                                        Address:  767 Fifth Avenue
                                                  New York, New York 10153
                                                  Attention:  Assistant
                                                    Treasurer